UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016

Affinia Group Intermediate Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-128166-10	34-2022081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Wix Way

Gastonia, North Carolina 28054

(Address of principal executive offices, including zip code)

(704) 869-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 7, 2016, Affinia Group Inc., a Delaware corporation (the “Borrower”) and a wholly-owned subsidiary of Affinia Group Intermediate Holdings Inc. (the “Company”), entered into a loan agreement (the “Loan Agreement”) with MANN+HUMMEL Inc. (the “Lender”), a Delaware corporation and a subsidiary of MANN+HUMMEL Holding GmbH, a German limited liability company (“M+H”), with respect to a term loan facility extended by Lender in favor of Borrower in the aggregate amount of €140 million (the “Facility”). The proceeds from the Facility will be used to immediately repay in full, together with all accrued and unpaid interest and fees, borrowings under the Borrower’s existing Tranche B-1 Term Loan facility, which is scheduled to mature on April 25, 2016, in accordance with the terms of the credit agreement, dated April 25, 2013, as amended, among the Company, the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

All borrowings under the Facility will bear interest at a rate per annum of 3.25%. Accrued interest on borrowings under the Facility will be due on December 31, 2016, which is the maturity date of the facility, or, if earlier, on the date on which the Borrower voluntarily prepays in whole or part any borrowings under the Facility. The Borrower may voluntarily prepay in whole or part borrowings under the Facility or cancel in whole or part the remaining commitment under the Facility upon prior written notice to the Lender without any prepayment premium or penalty.

The Loan Agreement contains customary events of default and acceleration, as well as affirmative and negative covenants customarily applicable to term loan facilities, including covenants restricting the ability of the Borrower to incur other indebtedness (subject to certain specified exceptions). Borrowings made under the Facility are unsecured obligations of the Borrower and shall rank at least pari passu with other unsecured and unsubordinated obligations of the Borrower.

As previously reported, on August 13, 2015, Affinia Group Holdings Inc. (“Holdings”), a Delaware corporation and parent company of the Company, entered into an agreement and plan of merger (the “Merger Agreement”) with M+H, M+H SUB 2015 INC., a Delaware corporation and an indirect wholly-owned subsidiary of M+H (“Merger Sub”), and James S. McElya and Joseph A. Onorato, collectively, acting solely as representative to the stockholders of Holdings and the holders of restricted stock units and phantom shares referred to in the Merger Agreement, pursuant to which Merger Sub will be merged with and into Holdings (the “Merger”), with Holdings surviving the Merger as an indirect wholly-owned subsidiary of M+H.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affinia Group Intermediate Holdings Inc.

By:	/s/ David E. Sturgess
Name:	David E. Sturgess
Title:	Secretary

Date: March 11, 2016